Exhibit 10.1

                              Consulting Agreement

     This  Consulting  Agreement  (the  "Agreement")  is effective as of July 6,
2000, by and between Maxx International, Inc., a Utah corporation (the "Company"), and Walter Doyle (the "Consultant").

The Company desires to retain the Consultant to provide consulting services with regard to overall management and possible acquisitions, and the Consultant agrees to such engagement upon the terms set forth below.

1.   Duties, Involvement and Scope of Service.

     A. The Company hereby engages Consultant, as an independent contractor and not as an employee, to provide consulting services with regard to overall management and possible acquisitions by the Company. Additionally, the Company engages Consultant to perform such other reasonably related services, as reasonably requested by the Company (collectively, the "Services"). The Company acknowledges that Consultant retains the right to determine location of employment.

     B. The Consultant shall devote such time as may be necessary to perform its functions under this Agreement (but no more than 40 hours per week) to the duties hereunder and shall use its best efforts to fulfill obligations hereunder; however, the Company acknowledges that the Consultant is engaged in other business activities and that such activities will continue during the term of this Agreement.

2.   Term/Duration/Termination.

     Except as otherwise provided hereunder, this Agreement shall remain in full force and effect for one year (1) from the date hereof.

3.   Compensation.

A. Options. The Company agrees to grant Consultant an option to purchase 750,000 shares of common stock (the "Option"), at an exercise price of $0.50 per share of common stock, exercisable during the duration of the Agreement.

B. Expenses. The Company shall reimburse Consultant for any and all expenses reasonably incurred by Consultant on behalf of the Company.

4.   Taxes and other Liabilities.

     Consultant acknowledges and agrees that it is an independent contractor and not an employee of the Company. As such, Consultant acknowledges that it is responsible for all employment and other tax payable to any federal, state or local authority and any other obligation or liabilities arising from its engagement and compensation hereunder.


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

5.   Notice.

     All notices to the Company or the Consultant permitted to be required hereunder shall be in writing and shall be delivered personally, by telecopier or by courier service providing for next day delivery or sent by registered or certified mail return receipt request, to the following address:

The Company:     Maxx International, Inc.
                 130 S. El Camino Drive
                 Beverly Hills, CA 90212

The Consultant:  c/o Dominion Investments Ltd.
                 Providence House, First Floor
                 Nassau, Bahamas

     Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party. Any such notice shall be deemed given if delivered personally upon receipt; if telecopies, when telecopied; if sent by courier service; and if sent by certified or registered mail; three (3) days after deposit (postage prepaid) with the U.S. Postal Service.

6.   Representations and Warranties; Indemnification.

     The Company and Consultant each represent and warrant to the other that it has all rights to enter into this Agreement and that its execution of the Agreement shall not infringe upon the rights of any third party. The Company and Consultant each agree to indemnify the other and hold the other completely harmless from any claims made by any third party against the other relating to, or arising from, any breach of this Agreement or obligations arising herefrom. In addition, the Company agrees to indemnify Consultant and hold Consultant harmless from any third party claims made against Consultant as a shareholder of the Company, relating to any failure of the Company to comply with its corporate obligations, including, but not limited to the Company's failure to pay any debts owed to creditors.

7.   Delegation.

     The Company and the Consultant agree that Consultant shall be entitled to delegate all or any part or parts of its duties and obligations hereunder to any person, firm or corporation (collectively, the "Designees" and individually, "Designee") approved by the Company in writing (which consent shall not be unreasonably withheld)) whether or not such Designee is subject to an existing contract with the Company for similar services. Any such delegation may be on such terms and conditions as the Consultant may deem appropriate; provided, however, that should the Consultant make the initial delegation or request for assistance from a Designee, the Consultant shall remain liable to perform its duties and obligations, and shall indemnify the Company from any liability for any finder's fee, agent's commissions or other similar forms of compensation in Connection with this Agreement or the transactions contemplated hereby, notwithstanding the fact that such Designee may be subject to an existing contract with the Company for similar services.


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8.   Governing Law.

     Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles thereof.

9.   Entire Agreement.

     This Agreement contains the entire agreement between Consultant and Company and correctly sets forth the rights and duties of each of the parties to each other concerning such matters as of this date. Any agreement or representation concerning the subject matter of this Agreement or the duties of Consultant not set forth in this Agreement is null and void.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


CONSULTANT:                                  COMPANY:

                                             Maxx International, Inc.
By: /s/ Walter Doyle
   ----------------------------
    Walter Doyle
                                             By:    /s/ Adley Samson
                                                ------------------------------
                                             Name:      Adley Samson
                                                  ----------------------------
                                             Title: Chief Financial Officer
                                                    --------------------------


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